UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 9, 2006
Cardinal Health, Inc.
(Exact Name of Registrant as Specified in its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

1-11373 (Commission File Number)	31-0958666 (IRS Employer Identification Number)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices, Including Zip Code)
(614) 757-5000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On August 9, 2006, the Company initiated a commercial paper program (the “Program”) under which the Company may, from time-to-time, issue short-term unsecured notes in an aggregate amount not to exceed $1.0 billion. The notes issued pursuant to the Program will have short-term, fixed maturity dates not to exceed 364 days from the date of issuance. The Company anticipates that the Program will allow it to obtain more favorable short-term borrowing rates than it would obtain otherwise.
     In connection with the Program, the Company has entered into an Issuing and Paying Agency Agreement with The Bank of New York (the “Paying Agent”) for the facilitation of the Program. The Company has also entered into a Commercial Paper Dealer Agreement with each of J.P. Morgan Securities Inc. (“J.P. Morgan”), Banc of America Securities LLC (“Banc of America”), Wachovia Capital Markets, LLC (“Wachovia”), and Goldman, Sachs & Co. (“Goldman Sachs”) (collectively, the “Dealers”) under which each of these banks may act as dealer of the Company’s commercial paper issued under the Program.
     From time to time, the Paying Agent and the Dealers or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive customary fees and expenses. J.P. Morgan or its affiliate currently serves as trustee under certain of the Company’s indentures, participates as a purchaser and agent under the Company’s committed receivables sales facility, and acts as a member of the lending syndicate under the Company’s unsecured five-year credit agreement. Banc of America or its affiliate currently acts as a member of the lending syndicate under the Company’s credit agreement. Wachovia or its affiliate currently serves as the administrative agent and lessor for an operating lease, and acts as an administrator and a member of the lending syndicate under the Company’s credit agreement. Goldman Sachs or its affiliate currently acts as a member of the lending syndicate under the Company’s credit agreement.
Item 1.02 Termination of a Material Definitive Agreement
     In connection with the initiation of the Program described above under Item 1.01 “Entry into a Material Definitive Agreement,” the Company has given notice of termination, effective August 10, 2006, of its existing Commercial Paper Dealer Agreements with Banc of America, Credit Suisse First Boston, J.P. Morgan and Barclays Capital Inc. The Company will incur no penalties as a result of the terminations. Barclays Capital Inc. or its affiliates currently act as a member of the lending syndicate under the Company’s credit agreement, and provide other short-term financing for the Company.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information required by Item 2.03 of Form 8-K is set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this report, which is incorporated by reference herein.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: August 9, 2006	By:	/s/ Jeffrey W. Henderson

		Name:	Jeffrey W. Henderson
		Title:	Chief Financial Officer